UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 28, 2023

RYAN SPECIALTY HOLDINGS, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-40645	86-2526344
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

155 North Wacker Drive, Suite 4000
Chicago, Illinois		60606
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 312 784-6001

180 North Stetson Ave., Suite 4600, Chicago, Illinois 60601

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.001 par value	RYAN	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

5.02 (b) - Departure of William J. Devers from the Board of Directors

On December 28, 2023, William J. Devers informed the Board of Directors (the “Board”) of Ryan Specialty Holdings, Inc. (the “Company”) that he has decided to retire from service on the Board effective as of December 31, 2023. Mr. Devers’ decision to retire from the Board is not the result of any disagreement with the Company. Mr. Devers’ service to the Audit Committee will also end on December 31, 2023. The Company is grateful to Mr. Devers for his many years of service and contributions to the Board.

5.02(d) - Election of Patrick G. Ryan, Jr. to the Board of Directors

On December 29, 2023, the Board elected Patrick G. Ryan, Jr. as a director, effective January 1, 2024. His initial term as a director will expire at the 2024 annual meeting of the Company’s stockholders, at which time his continued Board service will be subject to renomination and stockholder approval.

Patrick G. Ryan, Jr.’s nomination to serve on the Board was made upon the recommendation of the Compensation and Governance Committee of the Board and pursuant to the Director Nomination Agreement which provides Patrick G. Ryan, the Company’s founder, Chairman, and Chief Executive Officer, and certain members of his family and various entities and trusts the right to nominate certain members of the Company’s Board subject to certain limitations. For more information about the Director Nomination Agreement see the section entitled “Board of Directors and Corporate Governance” contained in the Company’s most recent Proxy Statement filed on Form DEF 14A with the Securities and Exchange Commission (“SEC”) on March 20, 2023, which is incorporated herein by reference.

Patrick G. Ryan, Jr. has an ownership interest in Geneva-Ryan Holdings, LLC (“GRH”). GRH is an investment holding company that aggregates investment funds of Patrick G. Ryan and members of his family and other affiliated investors. GRH holds a 53% interest in Ryan Investment Holdings, LLC (“RIH”) which is an investment holding company that aggregates the funds of GRH and Ryan Specialty, LLC (the “LLC”), a subsidiary of the Company. In 2019, RIH entered into a joint venture with Nationwide Mutual Insurance Company (“Nationwide”), forming Geneva Re Partners, LLC (“GRP”) with each retaining a 50% ownership interest in GRP. GRP wholly owns Geneva Re, Ltd. (“Geneva Re”), a Bermuda-regulated reinsurance company, and GR Bermuda SAC Ltd (the “Segregated Account Company”). For more information with respect to transactions with Geneva Re and the Segregated Account Company, see (i) the subsection entitled “Ryan Re and Geneva Re” in the Company’s Proxy Statement on Form DEF 14A filed with the SEC on March 20, 2023 in the section entitled “Certain Relationships and Related Person Transactions” beginning on page 53 and (ii) the paragraphs entitled “Note 15 Related Parties – Ryan Investment Holdings,” “– Geneva Re,” and “–Ryan Re Service Agreements with Geneva Re” of the unaudited quarterly consolidated financial statements in the Company’s quarterly report on Form 10-Q filed with the SEC on November 3, 2023, each of which is incorporated herein by reference.

Patrick G. Ryan, Jr. will participate in the Company’s standard non-employee director compensation arrangements. Mr. Ryan, Jr. will receive a grant of restricted stock units (RSUs) with a grant date fair value equal to $125,000 (prorated for the portion of the year for which he served as a director) that fully vest on the grant date and each RSU represents a right to receive one fully vested share of the Company’s Class A common stock. The Company will issue the annual equity grant of RSUs on the date of the Company’s next annual meeting of stockholders and such grant will be compensation for the prior year of service, or portion thereof. Additionally, Mr. Ryan, Jr. will be entitled to receive a cash payment in the amount of $100,000 per year, paid quarterly, in respect of his service as a member of the Board. The Company will also enter into its standard form of indemnification agreement with Mr. Ryan, Jr., the form of which was filed as Exhibit 10.4 to the Company’s Registration Statement filed with the Securities and Exchange Commission on Form S-1 on June 21, 2021.

Item 7.01 Regulation FD Disclosure.

On January 2, 2024, the Company issued a press release announcing the director resignation and election described above under Item 5.02. Attached as Exhibit 99.1 and incorporated herein by reference is a copy of the press release.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press release of Ryan Specialty Holdings, Inc. dated January 2, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RYAN SPECIALTY HOLDINGS, INC.

Date:	January 2, 2024	By:	/s/ Mark S. Katz
Mark S. Katz, Executive Vice President, General Counsel and Corporate Secretary